IDS LIFE OF NEW YORK EMPLOYEE BENEFIT ANNUITY
Registration No. 33-52567/811-3500

EXHIBIT INDEX

Exhibit 9 :                Opinion of Counsel

Exhibit 10:                Consent of Independent Auditors

Exhibit 14:                Power of Attorney, dated April 14, 1999